UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701
(Address of principal executive offices)
(Zip Code)

(888) 808-7348
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On August 9, 2017, at the meeting of the board of directors (the “Board”) for Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”), the Board took the actions described below.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Bylaws

The Board adopted the Third Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws reflect the name change of the Company that took effect on July 20, 2017. In addition, the Amended Bylaws remove any references to a Vice Chairman of the Board and provide that the board of directors will designate a Chairman of the Board. There were no other changes to the bylaws previously in effect. The complete text of the Amended Bylaws is filed as exhibit 3.1 to this Current Report on Form 8-K.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Code of Ethics

The Board adopted a new Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s directors, officers and employees (should the Company ever have employees). Previously, the Company’s directors, officers and any employees were subject to a code of business conduct policy that applied to all companies sponsored by an affiliate of the Company’s prior external advisor. The Board adopted the Code in connection with the completion of its transition of advisory management services to affiliates of the Lightstone Group, LSG-BH II Advisor LLC and LSG Development LLC. The new Code covers topics such as business ethics, compliance standards and procedures, confidential information, conflicts of interest, corporate opportunities, protection and proper use of the Company’s assets, fair dealing, compliance with laws, insider trading and waivers of the Code, among other things.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Code, which has been filed as exhibit 14.1 to this Current Report on Form 8-K and is also posted to the Company’s website at www.lighstoneshareholderservices.com.

Item 8.01.	Other Information.

Fourth Amended and Restated Share Redemption Program

The Board adopted a Fourth Amended and Restated Share Redemption Program (the “Amended Share Redemption Program”) to be effective July 1, 2018. The material changes to the program are as follows. The Company will no longer process redemptions upon death, “qualifying disability,” or confinement to a long-term care facility on terms different than those on which the Company processes all other redemptions. The price at which the Company will redeem shares submitted for redemption will be a percentage of the estimated value per share as of the Effective Date (as defined in the Amended Share Redemption Program), as follows:

For Redemptions with an Effective Date Between
July 1, 2018 and June 30, 2019:	92.5% of the estimated value per share
July 1, 2019 and June 30, 2020:	95.0% of the estimated value per share
July 1, 2020 and June 30, 2021:	97.5% of the estimated value per share
Thereafter:	100% of the estimated value per share

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Share Redemption Program, which has been filed as exhibit 99.1 to this Current Report on Form 8-K.

Distribution Reinvestment Plan

The Board adopted a distribution reinvestment plan (the “DRP”) that generally permits stockholders of the Company who elect to participate in the DRP to reinvest distributions declared and paid to the stockholder in respect of the stockholder’s shares of common stock of the Company in additional shares of common stock of the Company. The Company does not expect to commence the DRP until it has registered an offering for a dividend reinvestment plan with the Securities Exchange Commission. At that time, the Company will provide its stockholders information regarding how to elect participation in the DRP.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the DRP, which has been filed as exhibit 4.1 to this Current Report on Form 8-K.

Policy for Estimation of Common Stock Value

The Board adopted a Policy for Estimation of Common Stock Value (the “Valuation Policy”). The Valuation Policy updates the procedures and requirements for estimating a per share value of the common stock of the Company and removes provisions that are no longer applicable due to the passage of time. The complete text of the Valuation Policy is filed as exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of the Company
4.1	Distribution Reinvestment Plan
14.1	Code of Business Conduct and Ethics
99.1	Fourth Amended and Restated Share Redemption Program
99.2	Policy for Estimation of Common Stock Value

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST V, Inc.

Dated August 15, 2017	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of the Company
4.1	Distribution Reinvestment Plan
14.1	Code of Business Conduct and Ethics
99.1	Fourth Amended and Restated Share Redemption Program
99.2	Policy for Estimation of Common Stock Value